SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 8, 2006

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation
5005 E. McDowell Road
Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 8, 2006, ON Semiconductor announced in a news release that its largest shareholder, TPG Advisors II Inc., sold 30 million shares of ON Semiconductor’s common stock. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the above-referenced transaction, ON Semiconductor Corporation entered into an Underwriting Agreement with TPG Semiconductor Holdings LLC and Lehman Brothers Inc. dated August 8, 2006. A copy of this Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Certain information in this Item 8.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. In addition, this information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in the filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2006, among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC and Lehman Brothers Inc.

99.1	News release for ON Semiconductor Corporation dated August 8, 2006 titled “ON Semiconductor Announces Sale of Shares by Texas Pacific Group”[1]

[1]	Furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: August 10, 2006	By:	/s/ Donald A. Colvin
	Name:	Donald A. Colvin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2006, among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC and Lehman Brothers Inc.

99.1	News release for ON Semiconductor Corporation dated August 8, 2006 titled “ON Semiconductor Announces Sale of Shares by Texas Pacific Group”[1]

[1]	Furnished and not filed.